American Growth Fund, Inc.

American Growth Fund, Inc.
Series Two
1636 Logan Street
Denver, CO 80203
800-525-2406

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS to be held May 17, 2016

Dear Stockholders:

The Board of Directors of The American Growth Fund, Inc. (the “Company”, or “Fund”) is holding a special meeting (“Special Meeting”) of stockholders of Series Two, Tuesday, May 17, 2016 at 2:00 p.m., Mountain Time. The meeting will be held at the offices of the Company located at:

American Growth Fund, Inc.
1636 Logan Street
Denver, CO 80203.

The Special Meeting is being held to present to Series Two stockholders the following Proposal 1 along with the ability of the designated proxies to act on any other business as may properly come before the Special Meeting:

1.         To change Series Two from a diversified growth mutual fund to a diversified mutual fund focused on the cannabis industry. The Company will primarily focus Series Two on investments in companies associated with the cannabis industry which may include investments in, for example, legally registered publicly traded companies such as agriculture, pharmaceutical, hydroponic or tobacco companies or REITs. The investment objective, policies, strategies and risks of Series Two will substantially change and are detailed below and/or in the Proxy Statement under Proposal 1. This change in the investment objective, policies and risks of Series Two will not affect the total balance in your account. The Company had expected more assets, and stockholders purchasing and holding Series Two shares, than have been raised. Fund management believes that the proposed changes in the structure of Series Two offers the potential for increasing the assets in Series Two.  Investment Research Corporation (the “Adviser”) will continue as the investment adviser for the Company and the Investment Committee responsible for the day-to-day management of the Company will not change.  If you vote FOR all of the changes to Series Two’s structure, this may be a taxable event to you. Fund management is proposing the following changes to the Series Two fundamental investment policies;

1a.        Modification of Series Two fundamental investment policy governing the issuance of senior securities or purchase of securities of another investment company or investment trust. Currently, Series Two cannot issue senior securities or purchase securities of another investment company or investment trust except in the open market and under several other conditions. Under the new structure, Series Two would continue to be unable to issue senior securities, but would be able to invest in other investment companies or investment trusts under a different set of conditions which are set forth in the Proxy Statement.

1b.       Modification of the Series Two fundamental investment policy governing security issuers which have been in operation for less than three years. Currently Series Two cannot invest in the securities of issuers which have been in operation for less than three years if such purchase at the time thereof would cause more than 5% of the total assets of the Series Two to be so invested, and in any event, any such investments must be limited to utility or pipeline companies. Under the new structure this fundamental investment policy would be deleted in its entirety from Series Two’s registration statement which would allow Series Two to invest in companies that have been in business for less than three years.

1c.        Modification of the Series Two fundamental investment policy governing real estate. Currently Series Two cannot invest in real estate. Under the new structure this fundamental investment policy would be modified to allow Series Two to invest in Real Estate Investment Trusts (“REIT”) but not in direct Real Estate. An REIT is an investment company that owns assets related to real estate such as buildings, land and real estate securities. This fundamental investment policy will be revised to read: Series Two cannot invest in direct real estate, but may invest in REITs as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

1d.       Modification of the Series Two fundamental investment policy governing investment in puts, calls, straddles and spreads. Currently Series Two cannot invest in puts, calls, straddles, spreads or any combination thereof. Under the new structure this fundamental investment policy would be deleted in its entirety from Series Two’s registration statement which would allow Series Two to invest in puts, calls, straddles and spreads as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

1e.        Modification of the Series Two fundamental investment policy governing diversification of Series Two’s investments.  Currently, Series Two cannot invest more than 5% of the value of its total assets at the time of investment in securities of any one issuer other than securities issued by the United States Government, or hold more than 10% of any class of voting securities or other securities of any one issuer in its securities portfolio pursuant to Series Two’s fundamental investment policies. Under the new structure, these diversification of investment limitations would only apply to 75% of Series Two’s total assets.

1f.        Modification of the Series Two fundamental investment policy governing commodities contracts. Currently Series Two cannot invest in commodities or commodity contracts. Under the new structure this fundamental investment policy would be modified to allow Series Two to invest in commodities contracts. This fundamental investment policy will be revised to read: Series Two may invest in commodity contracts as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

2.         To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

It should be noted that Proposal 1 is “all or nothing”. If any of Items 1a through 1f do NOT pass then Items 1a through 1f will be declared null and void and will not be placed into effect or ratified.

If Proposal 1 does not pass in its entirety then the Board of Directors may consider other options which could include closing and liquidating Series Two.

If Proposal 1 does pass in its entirety then the Board of directors plan to vote on and to enact a non-fundamental investment policy that will direct the Advisor to focus on companies involved, in some way, in the cannabis industry. More information on this topic can be found in the Proxy Statement.

The Company has fixed the close of business on April 15, 2016 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting.

Each share of the Fund is entitled to one vote and a proportionate fractional vote for each fractional share held.

You are cordially invited to attend the Special Meeting.  If you are unable to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage paid return envelope or by facsimile.  It is very important that you return your signed proxy card promptly so that a quorum may be ensured and the costs of further solicitations avoided. As always, we thank you for your confidence and support.

The Company’s Board of Directors has carefully reviewed Proposal 1 and recommends that you vote
“FOR” Items 1a through 1f and the ability of the designated proxies to act on any other business as may properly come before the Special Meeting.

By Order of the Company,

 April 15, 2016

Michael L. Gaughan
Corporate Secretary
American Growth Fund, Inc.

IMPORTANT  NOTICE  REGARDING  THE  AVAILABILITY  OF  PROXY  MATERIALS  FOR  THE  SPECIAL STOCKHOLDER MEETING TO BE HELD ON May 17, 2016: This Notice, Proxy Statement and the Fund’s most recent Annual Report to stockholders are available on the internet at http://www.worldcapitalbrokerage.com.

QUESTIONS & ANSWERS - YOUR VOTE IS VERY IMPORTANT!
Dated:  April 15, 2016

Question:         What is this document and why did you send it to me?

Answer:           The attached document is a proxy statement for Series Two (the “Existing Fund”), a series of American Growth Fund, Inc. (“Company”).  The purpose of this Proxy Statement (the “Proxy Statement”) is to solicit votes from stockholders of the Existing Fund to: a) change Series Two from a diversified growth fund to a diversified fund, focused on the cannabis industry, which includes changes in its investment strategy and fundamental investment policies (the “Proposals”).

The Proxy Statement contains information that stockholders of the Existing Fund should know before voting on Proposal 1.  The Proxy Statement should be reviewed and retained for future reference.

Question:         What is the purpose of this Proxy Vote?

Answer:           The primary purpose of the proxy vote is to approve all of the changes in the current structure of Series Two which includes changing its fundamental investment policies.

Question:         What is a Fundamental Investment Policy?

Answer:           A fundamental investment policy is a set of investment guidelines that the Advisor and Investment Committee must follow when investing in securities for a mutual fund. Any change to these policies must be approved by the stockholders of the fund via proxy before they are implemented. Proposal 1 of the Notice of the Special Meeting of Stockholders, as well as, the Proxy Statement detail what changes in the fundamental investment policies of Series Two the Company is asking you to approve. Additionally, the currently effective policies can be found in the Company’s Statement of Additional Information which is available online at www.americangrowthfund.com or by calling 1-800-525-2406.

Question:         Why do I need to vote?

Answer:           Your vote is needed to ensure that a quorum and sufficient votes are present at the Special Meeting so that the Proposals can be acted upon. Your immediate response on the enclosed Proxy Card will help prevent the need for any further solicitations for a stockholder vote, which could result in additional expenses that will be borne by the stockholders. Your vote is very important to us regardless of the number of shares you own.

Question:         Why does the Company’s Board of Directors (the “Company Board”) recommend these changes?

Answer:           The Company’s Board and Fund Management had expected more assets, and stockholders purchasing and holding Series Two shares, than have been raised. Since these assets have not been realized, the Company’s Board believes that redirecting Series Two may be in the best interest of the stockholders. Fund management believes that the proposed changes in the structure of Series Two offers the potential for increasing the assets in Series Two. The Company’s Board has indicated that they believe that growth in the cannabis industry may offer investment opportunities and therefore, if Proposal 1 passes in its entirety, will vote on a non-fundamental investment policy that would direct the Advisor to invest up to 80% of Series Two’s assets in the cannabis industry. The cannabis industry would not need to be the sole focus point of a company for Series Two to invest in it nor does it need to account for a majority of its overall revenues. For example, Series Two may invest in Company XYZ, a pharmaceutical company developing uses for medical cannabis even if the revenues produced as a result of the sales of medical cannabis is responsible for less than 5% of XYZ’s overall revenue. These may include investments in, for example, legally registered publicly traded companies such as agriculture, pharmaceutical, hydroponic equipment or tobacco companies or REITs.

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Question:         How does the Company’s Board recommend that I vote?

Answer:           After careful consideration and upon recommendation of the Adviser, the Company’s Board of Directors in attendance unanimously recommended that stockholders vote “FOR” all items  in Proposal 1.

Question:         Who is paying for expenses related to the Special Meeting?

Answer:            The cost for the Special Meeting of Series Two stockholders will be borne by both the stockholders of the Existing Fund and the Investment Research Corporation (“IRC”), the Fund’s advisor. The cost of the proxy solicitation is expected to be less than $20,000 with 50% being paid by IRC and the remaining 50% borne by the stockholders.

Question:         What are the possible tax consequences?

Answer:            If Series Two liquidates parts of its current portfolio after changing its fundamental investment policies as set forth in the proxy statement, it will cause a long term capital gain or loss. Any capital gain will be distributed to the stockholders of record and a Form 1099 will be issued at the appropriate time. Stockholders should consult their tax advisor about possible federal, foreign, state and local tax consequences of the distribution, if any.

Question:         How do I vote my shares?

Answer:           You can vote your shares by mail, facsimile or telephone by following the instructions on the enclosed proxy card.

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Question:         Will any of the people who manage Series Two change?

Answer:            Series Two will continue to be overseen by the same Board of Directors. Details regarding the Board of Directors can be found in the Proxy Statement or the Company’s Annual or Semi-Annual reports available at www.americangrowthfund.com or by calling 800-525-2406.

Question:         Will any of the service providers change?

Answer:            The Existing Fund shares various service providers who provide an array of services to the Company. These services include custody, administration, accounting, transfer agency and distribution (“Third Party Service Arrangements”).

Currently, Third Party Service Arrangements are provided to the Company by Investment Research Corporation (Adviser), Fund Services, Inc. (Transfer Agent), UMB Bank NA (Custodian), UMB Bank NA (Retirement Plan Custodian), Tait Weller & Baker LLP (Independent Auditor), Jones & Keller, P.C. (Legal Counsel), and World Capital Brokerage, Inc. (Underwriter). Third Party Service Arrangements are provided to Series One by the same service providers.

Question:         Who do I call if I have questions?

Answer:            If you have any questions about the Proposals or the proxy statement, please do not hesitate to call Shareholder Services at 1-800-525-2406.

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PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2016

Introduction

American Growth Fund, Inc. (the “Company” or “Fund”) has called a special meeting (the “Special Meeting”) of the stockholders of Series Two, a separate series of the Company, in order to seek stockholder approval of Proposal 1 and the ability of the designated proxies to act on any other business as made properly come before the Special Meeting.

Proposal 1 is to change the structure of Series Two into a diversified mutual fund focused on the cannabis industry.

The reorganization of Series Two into a diversified mutual fund focused on the cannabis industry requires several fundamental investment policy changes to be approved by the Series Two stockholders.  These changes to the fundamental investment policies would allow the Board of Directors to focus Series Two on the cannabis industry. Series Two’s operating expenses may decrease over time if, as fund management believes they will, Series Two grows in assets. Investment Research Corporation (the “Adviser”) will continue as investment adviser for the Series Two and the Investment Committee’s responsibility for the day-to-day management of the Fund’s securities portfolios will not change.

If all of these changes are approved, Series Two will primarily invest in securities that are involved, in at least some aspect, in the cannabis industry. These may include investments in, for example, legally registered publicly traded companies such as agriculture, pharmaceutical, hydroponic equipment or tobacco companies or REITs. The cannabis industry does not need to be the sole focus point of a company for Series Two to invest in it nor does it need to account for a majority of its overall revenues. For example, Series Two may invest in Company XYZ, a pharmaceutical company developing uses for medical cannabis even if the revenues produced as a result of the sales of medical cannabis is responsible for less than 5% of XYZ’s overall revenue.

In attempting to achieve its principal investment objective, the Fund my invest at least 80% of its assets in securities involved in at least some way in the cannabis industry, securities convertible into common stocks traded on national securities exchanges or over-the-counter or REITs.

At the time of purchase, with respect to 75% of the Fund's total assets, we do not invest more than 5% in any one issuer nor do we invest more than 25% in any one industry. We also follow a rigorous selection process designed to identify undervalued securities before choosing securities for the portfolio.

The Fund may invest in companies of all sizes. Investment Research Corporation, the Fund’s investment adviser (the Adviser or IRC), will choose securities that it believes have a potential for capital appreciation because of existing or anticipated economic conditions or because the securities are considered undervalued or out of favor with investors or are expected to increase in price over.

The Fund may invest in Real Estate Investment Trusts (“REITs”) if the investment committee believes that it could be advantageous to the stockholders. These REITs could be involved in the areas of the cannabis industry such as property development and rental or other legal endeavors associated with the cannabis industry.

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Using the following approach, we look for companies having some of these characteristics:

~ Companies and/or securities involved legally in the cannabis industry;
~ Large capitalization companies, although the Fund may invest in companies of all sizes, if the Adviser believes it is in the best interests of the Fund. Large cap companies are generally companies with market capitalization exceeding $5 billion at the date of acquisition;
~ growth that is faster than the market as a whole and sustainable over the long term;
~ strong management team;
~ leading market positions and growing brand identities;
~ financial, marketing, and operating strength.

When the Adviser believes the securities the Fund holds may decline in value, the Fund may sell them and, if the Adviser believes market conditions warrant the Fund may assume a defensive position. While in a defensive position, the Fund may invest all or part of its assets in corporate bonds, debentures (both short and long term) or preferred stocks rated A or above by Mood´y Investors Service, Inc., Standard and Poors, or Fitch Ratings (or, if unrated, of comparable quality in the opinion of the Adviser), United States Government securities, repurchase agreements meeting approved credit worthiness standards (e.g., whereby the underlying security is issued by the United States Government or any agency thereof), or retain funds in cash or cash equivalents. There is no maximum limit on the amount of fixed income securities in which the Fund may invest for temporary defensive purposes. If the Fund takes a temporary defensive position in attempting to respond to adverse market, economic, political or other conditions, it may not achieve its investment objective. The Fund’s performance could be lower during periods when it retains or invests its assets in these more defensive holdings.

The company may invest in companies of all sizes. The cannabis industry is a quickly growing and emerging business. As a result there are additional risks that you should consider. Some of these risks are;
~ Stock Market Risk - the value of an investment may fluctuate,
~ Industry and Security Risk - risks relating to an industry as a whole or a company’s prospects for business success,
~ Management Risk - risks that the Adviser’s assessment of a company’s growth prospects may not be accurate,
~ Political, Economic and Regulatory Risk - Changes in economic and tax policies, high inflation rates, government instability, and other political or economic actions or factors that may have an adverse effect on Series Two. Governmental and regulatory actions, including law changes, may have unexpected or adverse consequences on particular markets, strategies, or investments. Legislation or regulation may also change the way in which Series Two itself is regulated. Series Two cannot predict the effects of any new governmental regulation or law that may be implemented on the ability of Series Two to invest in certain assets, or the possible effect on our ability to access financial markets, and there can be no assurance that any new governmental regulation will not adversely affect Series Two’s ability to achieve its investment objectives,
~ REITs Risk – Under its modified fundamental investment policies, Series Two may invest in REITs (Real Estate Investment Trust), including Equity REITs and Mortgage REITs. Equity REITs invest directly in property while Mortgage REITs invest in mortgages on real property. REITs may be subject to certain risks associated with the direct ownership of real property including declines in the value of real estate, risks related to general and local economic conditions, over building and increased competition, increase in property taxes and operating expenses, and variations in rental income. REITS are dependent on management skills, are not diversified, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs (especially mortgage REITs) are also subject to interest rate risk. When interest rates decline, the value of a REIT’s investment in fixed-rate obligations can be expected to rise. Conversely, when interest rate rise, the value of a REIT’s investment in fixed-rate obligations can be expected to decline. Mortgage REITs may be affected by the quality of any credit extended to them,
~ Mid Cap Risk - mid cap stocks tend to have a greater exposure to market fluctuations and failure,
~ Small Cap Risk - small cap stocks tend to have a high exposure to market fluctuations and failure,
~ Micro Cap Risk - low-priced stocks issued by the smallest of companies. Many microcap companies do not file financial reports with the SEC, so it's hard for investors to get the facts about the company's management, products, services, and finances. Microcap stocks historically have been more volatile and less liquid than the stock of larger companies,
~ Liquidity Risk - Series Two may face increased liquidity risk which is the risk that a given security or asset may not be readily marketable.
~ New Issuer Risk – New Issuers have been in the business less than 3 years, may face increased pressures from established companies or new unseasoned management, may be more volatile and may offer less liquidity then larger companies.

The Special Meeting will be held at the offices of the American Growth Fund, Inc.  located at  1636 Logan Street, Denver, CO 80203  at 2:00p.m. Mountain Time, on Tuesday, May 17, 2016.   This Proxy Statement and form of proxy are being mailed to stockholders of record on or about April 15, 2016.

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Items for Consideration

The  Special  Meeting has  been  called  by  the  Board  of  Directors  of  the  Company  for  the following specific purpose:

1.         To obtain stockholder approval of the proposal to change Series Two from a diversified growth mutual fund to a diversified mutual fund. The Company will focus Series Two on investments in companies associated with the cannabis industry which may include investments in, for example, legally registered publicly traded companies such as agriculture, pharmaceutical, hydroponic or tobacco companies or REITs. The investment objective, policies, strategies and risks of the new Series Two will substantially change and are detailed below under Proposal 1. This change in the investment objective, policies, strategies and risks of Series Two will not affect the total balance in your account. The Company had expected more assets, and stockholders purchasing and holding Series Two shares, than have been raised. Fund management believes that the proposed changes in the structure of Series Two offers the potential for increasing the assets of Series Two.  Investment Research Corporation (the “Adviser”) will continue as the investment adviser for the Company and the Investment Committee responsible for the day-to-day management of the Company will not change.  If you vote FOR all of the changes to Series Two’s structure, this will not be a taxable event to you. Fund management is proposing the changes to the Series Two fundamental investment policies, stockholder approval of all of which is needed, set forth below.

2.         To obtain stockholder approval of the proposal to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 15, 2016 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

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PROPOSAL 1

American Growth Fund Series Two

To approve the reorganization of Series Two from a diversified growth mutual fund to a diversified mutual fund primarily focused on the cannabis industry and to approve each and every one of the changes to Series Two’s fundamental investment policies.

SUMMARY OF PROPOSAL 1

Below is a brief summary of this Proposal and how it will affect Series Two (“Existing Fund”).  We urge you to read the full text of the Proxy Statement as well as Appendix A which offers a side-by-side comparison of the proposed changes.

This proposal would change Series Two from a diversified growth mutual fund to a diversified mutual fund that will focus on investments in companies associated with the cannabis industry which may include investments in, for example, legally registered publicly traded companies such as agriculture, pharmaceutical, hydroponic equipment or tobacco companies or REITs.

You are being asked to consider a reorganization of Series Two.  The Existing Fund is currently part of American Growth Fund, Inc. (the “Company”).  The Existing Fund offers two classes of shares – Class E and Class F.  If approved by stockholders, Series Two will become a diversified mutual fund focused on the cannabis industry. Approval of this proposal requires that the Series Two stockholders approve all of the changes to the Existing Fund’s fundamental investment policies set forth below. The Company’s investment adviser and Investment Committee will remain the same. The service providers to the Series One will remain the same. The Company’s service providers are as follows:  Investment Research Corporation (Adviser), Fund Services, Inc. (Transfer Agent), UMB Bank NA (Custodian), UMB Bank NA (Retirement Plan Custodian), Tait Weller & Baker LLP (Independent Auditor), Jones & Keller P.C. (Legal Counsel), and World Capital Brokerage, Inc. (Underwriter).

Each stockholder will own the same value of shares of the Series Two immediately after the reorganization.  The reorganization of Series Two will result in comparable stockholder services as the Existing Fund is currently receiving.  The total operating expense ratio of Series Two may become slightly lower, in the long term, as a result of the reorganization and anticipated growth. In the short term, stockholders may see a slight rise in the expense ratio as a result of the proxy solicitation. The Adviser believes that stockholders may benefit in the long-term as a result of anticipated asset growth opportunities in Series Two.

The Series Two will be overseen by the same Board of Directors.

The reorganization of the Existing Fund will be accomplished as follows:

a.         Modification of the Series Two fundamental investment policy governing the issuance of senior securities or purchase of securities of another investment company or investment trust. Currently, Series Two cannot issue senior securities or purchase securities of another investment company or investment trust except in the open market and under several other conditions. Under the new structure, Series Two would continue to be unable to issue senior securities, but would be able to invest in other investment companies or investment trusts under a different set of conditions which are set forth later in the Proxy Statement.  Series Two would be able to invest in other investment companies or investment trusts under the following set of conditions;

(1)        Other Investment Companies – Series Two will be able to invest in other investment companies to the extent permitted by applicable law or SEC exemption. Under Section 12(d)(1) of the 1940 Act, a mutual fund generally is limited to investing only up to 10% of its assets in shares of other investment companies and up to 5% of its assets in any one investment company, and no such investment can represent more than 3% of the voting stock of an acquired investment company. In addition, no mutual funds for which IRC acts as an advisor may, in the aggregate, own more than 10% of the voting stock of a closed-end investment company. The 1940 Act and related rules provide certain exemptions from these restrictions. If a mutual fund invests in other investment companies, shareholders will bear not only their proportionate share of the fund’s expenses (including operating expenses and the fees of the advisor), but they also may indirectly bear the similar expenses of the underlying investment companies. Certain investment companies, such as business development companies (BDCs), are more akin to operating companies and, as such, their expenses are not direct expenses paid by fund shareholders and are not used to calculate the fund’s net asset value. SEC rules nevertheless require that any expenses incurred by a BDC be included in a fund’s expense ratio as “Acquired Fund Fees and Expenses.” The expense ratio of a mutual fund that holds a BDC will thus overstate what the fund actually spends on portfolio management, administrative services, and other shareholder services by an amount equal to these Acquired Fund Fees and Expenses. The Acquired Fund Fees and Expenses are not included in a mutual fund’s financial statements, which provide a clearer picture of a mutual fund’s actual operating expenses. Shareholders would also be exposed to the risks associated not only with the investments of the mutual fund but also with the portfolio investments of the underlying investment companies. Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that typically trade on a stock exchange or over-the-counter at a premium or discount to their net asset value. Others are continuously offered at net asset value but also may be traded on the secondary market.

(2)        Real Estate Investment Trusts (REITs) - An equity REIT owns either real estate properties directly and generates income from rental and lease payments, or owns shares of companies in the real estate business. Equity REITs also have the potential to generate capital gains as properties or real estate company shares are sold at a profit. A mortgage REIT makes construction, development, and long-term mortgage loans to commercial real estate developers and earns interest income on these loans. A hybrid REIT holds interests in properties and real estate companies and mortgages. To avoid taxation at the corporate level, REITs must distribute most of their earnings to shareholders.
Investments in REITs are subject to many of the same risks as direct investments in real estate. In general, real estate values can be affected by a variety of factors, including supply and demand for properties, general or local economic conditions, and the strength of specific industries that rent properties. Ultimately, a REIT’s performance depends on the types and locations of the properties it owns and on how well the REIT manages its properties. For example, rental income could decline because of extended vacancies, increased competition from nearby properties, tenants’ failure to pay rent, or incompetent management. Property values could decrease because of overbuilding in the area, environmental liabilities, uninsured damages caused by natural disasters, a general decline in the quality of the neighborhood, losses because of casualty or condemnation, increases in property taxes, or changes in zoning laws.
The value of a REIT may also be affected by changes in interest rates. Rising interest rates generally increase the cost of financing for real estate projects, which could cause the value of an equity REIT to decline. During periods of declining interest rates, mortgagors may elect to prepay mortgages held by mortgage REITs, which could lower or diminish the yield on the REIT. REITs are also subject to heavy cash-flow dependency, default by borrowers, and changes in tax and regulatory requirements. In addition, a REIT may fail to qualify for tax-exempt status under the Internal Revenue Code and/or fail to maintain an exemption from the 1940 Act.

b.         Modification of the Series Two fundamental investment policy governing security issuers which have been in operation for less than three years. Currently Series Two cannot invest in the securities of issuers which have been in operation for less than three years if such purchase at the time thereof would

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cause more than 5% of the total assets of the Series Two to be so invested, and in any event, any such investments must be limited to utility or pipeline companies. Under the new structure this fundamental investment policy would be deleted in its entirety from Series Two’s registration statement which would allow Series Two to invest in companies that have been in business for less than three years.

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c.         Modification of the Series Two fundamental investment policy governing real estate. Currently Series Two cannot invest in real estate. Under the new structure this fundamental investment policy would be modified to allow Series Two to invest in Real Estate Investment Trusts (“REIT”) but not in direct Real Estate. An REIT is an investment company that owns assets related to real estate such as buildings, land and real estate securities. This fundamental investment policy will be revised to read: Series Two cannot invest in direct real estate, but may invest in REITs as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

d.         Modification of the Series Two fundamental investment policy governing investment in puts, calls, straddles and spreads. Currently Series Two cannot invest in puts, calls, straddles, spreads or any combination thereof. Under the new structure this fundamental investment policy would be deleted in its entirety from Series Two’s registration statement which would allow Series Two to invest in puts, calls, straddles and spreads as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

e.         Modification of the Series Two fundamental investment policy governing diversification of Series Two’s investments.  Currently, Series Two cannot invest more than 5% of the value of its total assets at the time of investment in securities of any one issuer other than securities issued by the United States Government, or hold more than 10% of any class of voting securities or other securities of any one issuer in its securities portfolio. Under the new structure, these diversification of investment limitations would only apply to 75% of Series Two’s total assets.

f.          Modification of the Series Two fundamental investment policy governing commodities contracts. Currently Series Two cannot invest in commodities or commodity contracts. Under the new structure this fundamental investment policy would be modified to allow Series Two to invest in Commodities contracts. This fundamental investment policy will be revised to read: Series Two may invest in commodity contracts as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

The Board of Directors of the Company, including the Directors who are not “interested persons” as that term is defined in the Investment Company Act of 1940 (“Independent Directors”), in attendance, considered Proposal to, and unanimously determined that the res of Series Two will be in the best interest of the Existing Fund and its stockholders.

The following documents have been filed with the SEC and are incorporated by reference into this Proxy Statement:

•           Prospectus and Statement of Additional Information (“SAI”) for the Existing Fund and Series One dated November 27, 2015; and

•           Annual Report to Stockholders of the Existing Fund and Series One, including audited financial statements for the fiscal year ended July 31, 2015.

The most recent annual report of the Existing Fund, including audited financial statements, for the fiscal year ended July 31, 2015 has been mailed, and the most recent semi-annual report for the period ended January 31, 2016 will be mailed shortly, to stockholders. If you do not receive these reports or would like to receive additional copies free of charge or would like to receive copies of the Prospectus and SAI free of charge, please contact the Existing Fund at the address set forth on the first page of this Proxy Statement or by calling 1-800-525-2406, and they will be sent to you within three business days by first class mail. You may also access these reports on the Fund’s website at www.americangrowthfund.com.

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REASONS FOR THE CHANGES IN THE FUNDAMEMTAL INVESTMENT POLICIES OF SERIES TWO

The Board of Directors held detailed discussions with the Advisor and officers of the Fund as to the future prospects of Series Two.  Among other things, the Board noted that the Adviser had considered the size of the Existing Fund as well as ease of administration of the Company. The Company had expected more assets, and stockholders purchasing and holding Series Two shares, than have been raised.

The Board noted that the proposal to reorganize Series Two is in the stockholder’s best interest. The Adviser noted, and the Board considered, that Series Two Stockholders that did not wish to be part of the reorganized Series Two could redeem their shares from the Existing Fund prior to the reorganization.  Investment objectives, policies and strategies of the Company will continue to be managed by the same Adviser and by the same Investment Committee. The Board determined the payment of costs and expenses associated with the reorganization of Series Two to be reasonable, fair, and in the best interest of Series Two stockholders.  The Board considered the fact that the reorganization would not be taxable.

The Board considered that the Adviser believed that Proposal 1 may offer the potential for future increases in Company assets under management, thereby creating the opportunity for future cost savings for the Company.

After consideration of this and other factors it deemed appropriate, the Board of Directors of the Company, including all of the Independent Directors, approved Proposal 1 and has recommended such Proposal to Series Two stockholders for their approval.  In approving the proposal to restructure Series Two, the Directors of the Company determined that the restructure of Series Two would be in the best interests of the Existing Fund and its Stockholders.

The Board now submits to stockholders of the Existing Fund the proposal to approve the Reorganization.   If stockholders approve this Proposal which requires their approval of all of the changes to the Existing Funds fundamental investment policies set forth above, the Directors and officers of the Company will execute and implement the reorganization of Series Two.  If this proposal is approved, an amended Registration Statement for the Company would be filed with the SEC within 2 business days of the approval. The time it will take the SEC Staff to process the amended Registration Statement (“Approval Date”) cannot be projected in advance and is not within the control of the Company. The Company will make every effort to work with the SEC Staff to complete the process as quickly as possible.

SUMMARY OF THE IMPORTANT TERMS OF PROPOSAL 1

Below is a summary of the important terms of this Proposal.

Under this Proposal, up until the Approval Date, Series Two will function as it currently is functioning. On the Approval Date Series Two will begin the process of switching over to a diversified mutual fund which involves liquidating those securities that do not fit within its non-fundamental investment policy(s) as set forth by the Board of Directors of the Company and purchasing new securities that do fall within its new non-fundamental investment policy(s).

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The Adviser to the Existing Fund will continue to serve as the investment adviser to the Series Two. Series Two will continue to be overseen by the same Investment Committee and Board of Directors.  If approved by Series Two stockholders, the amended registration statement filing is expected to take place within two business days of the approval.

The reorganization is subject to a number of conditions. Certain of these conditions may be waived by the Board of Directors of the Company. The significant conditions include approval of Proposal 1 by stockholders of the Existing Fund. Under this Proposal the Independent Directors of the Company are permitted to act on the Proposal solely on behalf of the Company. The reorganization may be terminated and abandoned at any time prior to the Approval Date, and before or after approval of this proposal by the stockholders of the Existing Fund, or by the Board of Directors of the Company. In addition, the reorganization may be modified upon mutual agreement.

OPERATIONS OF THE REORGANIZED SERIES TWO

Fees and Expenses

The table of Fees and Expenses and the Examples shown below are based on fees and expenses as shown in the Existing Fund’s prospectus.  The following table is designed to help you understand the fees and expenses that you may pay, both directly and indirectly, by investing in Series One’s Shares as compared to the Shares of the Existing Fund.

Table of Fees and Expenses Class E (Series Two) Shares

STOCKHOLDER FEES                                                              Series Two

Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.75%
Maximum deferred sales charge (load) as a percentage of original purchase price or redemption proceeds, whichever is lower	None(a)
Maximum sales charge (load) imposed on reinvested dividends	None
Redemption Fees	None
Exchange Fee	None
Maximum Account Fee	None

Annual Fund Operating Expenses (Expenses that you pay each year as a percentage of the value of your investment) ended July 31, 2015:

Management Fees	1.00%
Distribution and Service (12b-1) fees	0.30%
Other Expenses (c)	5.57%
Total Annual Fund Operating Expenses	6.87%

(a) Purchases of Class E shares in amounts of $1,000,000 or more which are not subject to an initial sales charge generally will be subject to a contingent deferred sales charge of 1.0% of amounts redeemed within the first year of purchase.

Example
This Example is intended to help you compare the cost of investing in the Company with the cost of investing in other mutual funds.

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The Example assumes that you invest $10,000 in the Company for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Company’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Existing Fund

	1 Year	3 Years
Class E	$1,316	$2,464

You would pay the following expenses if you did not redeem your shares:

Class E	$1,216	$2,464

Information on Stockholder Services

The reorganized Series Two will offer the same stockholder services as the Existing Fund.
Shares of Series Two may be redeemed at a redemption price equal to the net asset value of the shares as next determined following the receipt of a redemption order and any other required documentation in proper form, less any applicable redemption fee.  Payment of redemption proceeds for redeemed Series Two shares will generally be made within seven days after receipt of a redemption request in proper form and required documentation.

Minimum Initial and Subsequent Investment Amounts

The reorganized Series Two will have no minimum or subsequent minimum purchase requirements.

Dividends and Distributions

The reorganized Series Two will have the same dividend and distribution policy as the Existing Fund. Series Two Stockholders who have elected to have their dividends reinvested will continue to have dividends reinvested in the Series Two following the change in structure of the Existing Fund.  Stockholders who currently have capital gains reinvested in the Existing Fund will continue to have capital gains reinvested in the Series Two after the change in structure of the Existing Fund.

Distribution Arrangements – Series Two Class E Shares

Class E
Class E shares have an up-front sales charge of up to 5.75% that you pay when you buy shares.
The offering price for Class E shares includes the front-end sales charge.
If you invest $50,000 or more, your front-end sales charge will be reduced.
You may qualify for other reduced sales charges, as described in the Company’s prospectus section How to Reduce Your Sales Charge, and under certain circumstances the sales charge may be waived.
Class A and E shares are also subject to an annual 12b-1 fee no greater than 0.30% of average net assets.
Class E shares are not subject to a contingent deferred sales charge unless they are sold in amounts of $1,000,000 or more at net asset value and are redeemed within one year of purchase.

The Existing Fund is offered through financial supermarkets, advisers and consultants, financial planners, brokers, dealers and other investment professionals, and directly through the Fund's distributor. Investment professionals who offer shares may request fees from their individual clients. If you invest through a third party, the policies and fees may be different than those described in the Company’s prospectus. For example, third parties may charge transaction fees or set different minimum investment amounts. If you purchase your Class E shares through a broker-dealer, the broker-dealer firm is entitled to receive a percentage of the sales charge you pay in order to purchase Fund shares. Class E Shares of the Existing Fund are subject to an identical front-end sales charge and a distribution and service fee. The following schedule governs the percentage to be received by the selling broker dealer firm for selling Class E Shares:

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Amount of purchase	Sales charge as % of offering price	Sales charge as % of amount invested	Dealers commission as % of offering price
Less than $50,000	5.75%	6.10%	5.00%
$50,000 but less than $100,000	4.50%	4.71%	3.75%
$100,000 but less than $250,000	3.50%	3.63%	2.75%
$250,000 but less than $500,000	2.50%	2.56%	2.00%
$500,000 but less than $1,000,000	2.00%	2.04%	1.60%
$1,000,000 and over*	0.00%	0.00%	0.00%

* As shown above, there is no front-end sales charge when you purchase $1 million or more of Class E shares. However, if your financial adviser is paid a commission on your purchase, you may have to pay a limited contingent deferred sales charge of 1% if you redeem these shares within the first year.

Sales charge reductions.  We offer a number of ways to reduce or eliminate the sales charge on shares. Please refer to the Company’s Statement of Additional Information for detailed information and eligibility requirements. You can also get additional information from your financial adviser. You or your financial adviser must notify us at the time you purchase shares if you are eligible for any of these programs. In order to obtain a breakpoint discount, it is necessary at the time of purchase for a shareholder to inform the Fund or its intermediary of the existence of other eligible holdings.

Letter of Intent. Through a Letter of Intent you agree to invest a certain amount in American Growth Fund over a 13-month period to qualify for reduced front-end sales charges.
Class E – Available
Rights of Accumulation. You can combine your holdings or purchases of all Classes in the Fund as well as the holdings and purchases of your spouse and children under 21 to qualify for reduced front-end sales charges.
Class E – Available
Reinvestment of redeemed shares
Up to 30 days after you redeem shares, you can reinvest the proceeds without paying a front-end sales charge.
Class E – Available
Additional information regarding the waiver of sales charges may be obtained by calling the Company at
(800) 525-2406. All account information is subject to acceptance and verification by the Series Two's distributor.

Distribution Arrangements

The Existing Fund is offered through financial supermarkets, investment advisers and consultants, financial planners, brokers, dealers and other investment professionals, and directly through the Fund's distributor. Investment professionals who offer shares may request fees from their individual clients. If you invest through a third party, the policies and fees may be different than those described in the Company’s prospectus. For example, third parties may charge transaction fees or set different minimum investment amounts.

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Fiscal Year End

The fiscal year end for the Existing Fund is July 31 of each year and will remain unchanged after the change in Series Two’s structure.

The Investment Adviser

Investment Research Corporation (“IRC”) is the Company’s Adviser and is located at 1636 Logan Street, Denver, CO 80203 and manages the investments of the Company pursuant to an investment advisory agreement.

The Investment Committee

The Investment Committee for the Company will remain the same and will continue serving as such to the reorganized Series Two.  Information on the Investment Committee is below.  For more detailed information on the Investment Committee’s compensation information, other accounts managed, and ownership of securities in the Existing Fund, see the Existing Fund’s Prospectus and Statement of Additional Information.
The Company is managed by an Investment Committee made up of: Timothy Taggart, the Company’s President who has been a member of the Investment Committee since September of 2010 and is the President of the Company’s principal underwriter and distributor, World Capital Brokerage, Inc. ("WCB"), and Robert Fleck, an employee of the Adviser, who has acted in this capacity since September 2010.
Since April 12, 2011, Mr. Taggart has been responsible for managing the Company’s security portfolio through his positions with IRC and the Company’s Investment Committee; and directing the distribution of Company shares through his positions with WCB. For the years prior to that Mr. Taggart served on the Board of Directors for IRC, as Treasurer and Chief Compliance Officer as well as on the Board of Directors for WCB as President and Chief Compliance Officer.
Since September 23, 2010, Mr. Fleck has been a member of the Investment Committee. For the years prior to that Mr. Fleck served as President and CEO of World Capital Advisors, LLC., a Registered Investment Advisor.

EXPENSES OF THE SERIES TWO

The cost of the Special Meeting of Series Two stockholders will be borne by both the stockholders of the Existing Fund and Investment Research Corporation (“IRC”), the Fund’s investment advisor. The cost of the proxy solicitation is expected to be less than $20,000 with 50% being paid by IRC and the remaining 50% borne by the stockholders.

OTHER SERVICE PROVIDERS

The Series Two will utilize the same service providers as the Existing Fund:

Investment Research Corporation (Adviser), Fund Services, Inc. (Transfer Agent), UMB Bank NA (Custodian), UMB Bank NA (Retirement Plan Custodian), Tait Weller & Baker LLP (Independent Auditor), Jones & Keller, P.C. (Legal Counsel), and World Capital Brokerage, Inc. (Underwriter). Third Party Service Arrangements are provided to Series One by the same service providers:  Investment Research Corporation (Adviser), Fund Services, Inc. (Transfer Agent), UMB Bank NA (Custodian), UMB Bank NA (Retirement Plan Custodian), Tait Weller & Baker LLP (Independent Auditor), Jones & Keller, P.C. (Legal Counsel), and World Capital Brokerage, Inc. (Underwriter).

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CERTAIN INFORMATION REGARDING THE TRUSTEES AND OFFICERS

The day-to-day operations of the Company are managed by its officers subject to the overall supervision and control of the board of directors. The Company’s Audit Committee meets quarterly and is responsible for reviewing the financial statements of the Company.
The following information about the interested directors2 of the Company includes their principal occupations for the past five years:

Name, Address, and Age	Position(s) Held with Company	Term of Office1 and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director for the Past Five Years
Timothy E. Taggart, 1636 Logan Street, Denver, CO DOB: October 18, 1953	President, Director and Treasurer	Since April 2004	Principal financial and accounting officer, employee of Adviser since 1983. See below for affiliation with Distributor.	2	Director of World Capital Brokerage, Inc. and Investment Research Corporation
John Pasco III, 8730 Stony Point Parkway, Suite 205, Richmond, VA DOB: April 10, 1945	Director	Since December 2006	Mr. Pasco is President, Treasurer and Director of Commonwealth Fund Services, Inc., a mutual fund administrator, transfer agent, disbursing agent and accounting services agent, since 1993; President and Director of First Dominion Capital Corp., a Broker Dealer. President and Treasurer of Commonwealth Capital Management, Inc., a Registered Investment Adviser; and President of Commonwealth Capital Management, LLC, a Registered Investment Advisor.	2	Director of Commonwealth Fund Services, Inc., Director of First Dominion Capital Corp.
Gerald Opalinski, 3465 Route 130 N, Harrison City, PA DOB: June 28, 1953	Director	Since August 2013	Owner of Opal Financial Services. See below for affiliation with Distributor.	2	Director of Manor Bank

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The following information about the non-interested directors, officers and advisors of the Company includes their principal occupations for the past five years:

Name, Address, and Age	Position(s) Held with Company	Term of Office1 and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director for the Past Five Years
Eddie R. Bush, 1400 W. 122nd Ave., Suite 100, Westminster, CO DOB: December 13, 1939	Director and Audit Committee Chairman (financial expert)	Since September 1987	Certified Public Accountant for Bush and Company, CPA	2	None
Harold Rosen, 1 Middle Road, Englewood, CO DOB: July 4, 1927	Director	Since December 1995	Owner of Bi-Rite Furniture Stores.	2	None
Dr. Brian Brody*, 6901 S. Pierce St. Suite 380, Littleton, CO DOB: September 23, 1952	Director	Since June 2008	Doctor of Professional Psychology	2	None
Mark Bomber, 1011 S. Valentia Street #91, Denver, CO DOB: October 18, 1964	Director	Since August 2013	United Airlines Flight Officer	2	None
Darrell E. Bush, 2714 West 118th Ave, Westminster, CO DOB: February 19, 1971	Director	Since September 2013	Accountant for Bush and Company, CPA	2	None
Peter McKown, 2800 S. University Blvd, #194, Denver, CO DOB: June 14, 1958	Director	Since December 2015	Senior Advisor for Prince Street Capital Management LLC., Senior Partner of Prince Street Capital Management LLC	2

Prince Street International Ltd., Prince Street Fund Ltd., Prince Street Opportunities Ltd., PS Opportunities Offshore Ltd., Prince Street Institutional Ltd., PS Institutional Offshore Ltd., Prince Street Latin America Ltd., PS Latin America Offshore Ltd., Prince Street (India) Fund Pte Ltd., Prince Street Capital Management Pte Ltd.

Michael L. Gaughan, 115 Carlisle Pl., Dorchester, NJ DOB: November 29, 1967	Chief Compliance Officer and Secretary	Since September 2004	Employee of the Fund since 1995.	N/A	World Capital Brokerage, Inc. and Investment Research Corporation
Patricia A. Blum, 1636 Logan Street, Denver, CO DOB: June 27, 1959	Vice President	Since June 2013	Employee of the Fund since 2001.	N/A	World Capital Brokerage, Inc.

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1. Trustees and officers of the Company serve until their resignation, removal or retirement.
2. Timothy Taggart, John Pasco III and Gerald Opalinski are "interested persons" of the Company as defined by the Investment Company Act of 1940 because of the following positions which they hold.

Timothy Taggart is the sole shareholder, president and a director of Investment Research Corporation. He is also president and a director of World Capital Brokerage, Inc., the Distributor.
John Pasco III is the Treasurer and a Director of Commonwealth Shareholder Services, Inc., the Company’s administrator. President and Director of Fund Services, Inc., the Company’s transfer agent, and President and Director of Commonwealth Fund Accounting, Inc., the Company’s accounting service agent.
Gerald Opalinski is a registered representative of World Capital Brokerage, Inc.
None of the above named persons received any retirement benefits or other form of deferred compensation from the Company. There are no other funds that together with the Company constitute a Fund Complex.
The Company’s Statement of Additional Information includes additional information about the Company´s trustees, and is available without charge upon request by calling 1-800-525-2406.
Each Trustee was nominated to serve on the Board based on their particular experiences, qualifications, attributes and skills. The characteristics that have led the Board to conclude that each of the Trustees should continue to serve as a Trustee of the Company are discussed above and in the Company’s Statement of Additional Information.

Board Member Compensation

Each Board member of the Series Two receives a fee of typically $400-$500.  The Series Two also reimburses the Board Members for travel and other expenses related to meeting attendance.

REGULATORY MATTERS

The Staff of the SEC is investigating certain matters which arose during a routine examination of the Existing Fund and the Series One, with which examination Company management fully cooperated. The Staff of the SEC has advised that it and the SEC have not determined that any person, entity or security in the investigation has in any way violated the law.

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VOTING INFORMATION

Voting Securities and Required Vote

As of January 26, 2016, there were 167,831 par value shares of common stock of the Series Two outstanding.

All stockholders of record of the Existing Fund on April 15, 2016 are entitled to vote at the Special Meeting on the Proposals.   Each Existing Fund stockholder is entitled to one vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Special Meeting.

With regard to the Existing Fund, the  presence  in person or by proxy of the holders of record of shares issued and outstanding and entitled to vote  representing more than fifty percent  of the total combined  net  asset  value  of all  shares  issued  and outstanding  and entitled to vote shall  constitute a quorum for the transaction of any business at the  Special Meeting.  Any meeting of Existing Fund Stockholders may be adjourned from time to time by a majority of the votes of the Existing Fund Stockholders properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice.  Proxies returned for shares that represent broker non-votes, and shares whose proxies reflect an abstention on the Proposals, are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists. However, since such shares are not voted in favor of the Proposals, they have the effect of counting as a vote AGAINST the Proposals. An affirmative vote of the holders of a majority (i.e., greater than 50% of the shares represented in person or by proxy) of the outstanding voting shares of the Existing Fund present at the Special Meeting or represented by proxy is required for the approval of the Proposals.
You may attend the Special Meeting and vote in person or you can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage-paid envelope. You may also vote by telephone by calling the toll-free number printed on your proxy card(s).
If you simply sign and date the proxy card, but do not indicate a specific vote on the Proposals, your shares will be voted FOR the Proposals and to grant discretionary authority to the persons named as proxies on the card to vote as they determine as to any other matters that may properly come before the Special Meeting. Abstentions will be treated as votes AGAINST the Proposal.
Stockholders who execute proxies may revoke them at any time before they are voted by (1) filing with the Existing Fund a written notice of revocation, or (2) by attending the Special Meeting and voting in person.
The Company is not required, and does not intend, to hold regular annual meetings of stockholders. If the transfer of the assets and liabilities of the Existing Fund into Series One or the reorganization is not approved, and the Existing Fund is not dissolved then stockholders wishing to submit proposals for consideration for inclusion in the Existing Fund’s proxy statement for any future meeting of stockholders should send their written proposals to the Secretary of the Fund, c/o American Growth Fund, Inc. 1636 Logan Street, Denver, CO 80203 so they are received within a reasonable time before any such meeting.  No business other than the Proposals is expected to come before the Special Meeting. If any other matters arise requiring a vote of Series Two Stockholders, including any question as to an adjournment or postponement of the Special Meeting, the persons named on the enclosed proxy card will vote on such matters according to his or her best judgment in the interests of the Existing Fund.

Adjournments

It is important that we receive your signed proxy card to ensure that there is a quorum for the Special Meeting.  If we do not receive your vote, you may be contacted by a representative of the Company who will remind you to vote your shares and help you return your proxy card. In the event a quorum is present at the Special Meeting but sufficient votes to approve the Proposals are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies.
Any such adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by proxy and entitled to vote at the Special Meeting.

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Effect of Abstentions and Broker “Non-Votes”

All proxies voted, including abstentions and broker non-votes (shares held by brokers or nominees where the underlying holder has not voted and the broker does not have discretionary authority to vote the shares), will be counted toward establishing a quorum.  In addition if a broker has not received instructions from beneficial owners or persons entitled to vote and the proposals to be voted upon may “affect substantially” a stockholder’s rights or privileges, the broker may not vote the shares as to those proposals even if it has discretionary voting power.  As a result, these shares also will be treated as broker non-votes for purposes of proposals that may “affect substantially” a stockholder’s rights or privileges (but will not be treated as broker non-votes for other proposals, including adjournment of the Special Meeting).
Abstentions and broker non-votes will be treated as shares voted against the proposals.  Treating broker non-votes as votes against a proposal can have the effect of causing stockholders who choose not to participate in the proxy vote to prevail over stockholders who cast votes or provide voting instructions to their brokers or nominees. In order to prevent this result, the Existing Fund may request that selected brokers or nominees refrain from returning proxies on behalf of shares for which voting instructions have not been received from beneficial owners or persons entitled to vote.  The Existing Fund also may request that selected brokers or nominees return proxies on behalf of shares for which voting instructions have not been received if doing so is necessary to obtain a quorum.  Abstentions and broker non-votes will not be voted “FOR” or “AGAINST” any adjournment.

Notice to Banks, Broker-Dealers and Voting Trustees and Their Nominees

Banks, broker-dealers, voting trustees and their nominees should advise the Company, in care of American Growth Fund, Inc. 1636 Logan Street, Denver, CO, whether other persons are beneficial owners of shares held in their names for which proxies are being solicited and, if so, the number of copies of the Proxy Statement they wish to receive in order to supply copies to the beneficial owners of the respective shares.

Householding

As permitted by law, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the reports and proxy statements the Company sends. If you would like to receive an additional copy, please contact the Existing Fund by writing to the address set forth on the first page of this Proxy Statement or by calling 1-800-525-2406.  The Existing Fund will then promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Stockholders wishing to receive separate copies of the Company's reports and proxy statements in the future, and stockholders sharing an address that wish to receive a single copy if they are receiving multiple copies should also direct requests as indicated.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Company, except as listed below, there were no Directors or officers of the Company or other stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Existing Fund on the Record Date.  As of the Record Date, the Company knows of no other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that beneficially owns more than 5% of the outstanding shares of the Existing Fund.

OTHER BUSINESS

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The Board of Directors of the Company knows of no business to be brought before the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders of the Existing Fund arise, however upon stockholder approval of the ability of the designated proxies to act on any other business as may properly come before the Special Meeting, the proxies will vote thereon according to their best judgment in the interests of the Existing Fund and the stockholders of the Existing Fund.

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APPENDIX A

Current Fundamental Investment Policies	Proposed Changes to the Fundamental Investment Policies

1a. The Fund cannot issue senior securities or purchase the securities of another investment company or investment trust except in the open market where no profit to a sponsor or dealer, other than the customary brokers commission, results from such purchase (but the total of such investment shall not exceed 10% of the net assets of the Fund), or except when such purchase is part of a plan of merger or consolidation. The Fund may purchase securities of other investment companies in the open market if the purchase involves only customary broker’s commissions and only if immediately thereafter (i) no more than 3% of the voting securities of any one investment company are owned by the Fund, (ii) no more than 5% of the value of the total assets of the Fund would be invested in any one investment company, and (iii) no more than 10% of the value of the total assets of the Fund would be invested in the securities of such investment companies. Should the Fund purchase securities of other investment companies, the Fund’s shareholders may incur additional management and distribution fees.

Series Two cannot issue senior securities, but is able to invest in other investment companies or investment trusts under a different set of conditions which are set forth later in the Proxy Statement.  Series is able to invest in other investment companies or investment trusts under the following set of conditions:

(1)        Other Investment Companies – Series Two is able to invest in other investment companies to the extent permitted by applicable law or SEC exemption. Under Section 12(d)(1) of the 1940 Act, a mutual fund generally is limited to investing only up to 10% of its assets in shares of other investment companies and up to 5% of its assets in any one investment company, and no such investment can represent more than 3% of the voting stock of an acquired investment company. In addition, no mutual funds for which IRC acts as an advisor may, in the aggregate, own more than 10% of the voting stock of a closed-end investment company. The 1940 Act and related rules provide certain exemptions from these restrictions.
(2)        Real Estate Investment Trusts (REITs) – Series Two may invest in REITs as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

1b. The Fund cannot invest in the securities of issuers which have been in operation for less than three years if such purchase at the time thereof would cause more than 5% of the net assets of the Fund to be so invested, and in any event, any such investments must be limited to utility or pipeline companies.

(Deleted in its entirety)
1c. The Fund cannot deal in real estate, commodities or commodity contracts.

Series Two cannot invest in direct real estate, but may invest in REITs as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

1d. The Fund cannot invest in puts, calls, straddles, spreads or any combination thereof.

Series Two may invest in puts, calls, straddles and spreads as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

1e. Not more than 5% of the value of the assets of the Fund at the time of investment may be invested in securities of any one issuer other than securities issued by the United States government.

Not more than 10% of any class of voting securities or other securities of any one issuer may be held in the portfolio of the Fund.

Series Two cannot invest more than 5% of the value of its total assets at the time of investment in securities of any one issuer other than securities issued by the United States Government, or hold more than 10% of any class of voting securities or other securities of any one issuer in its securities portfolio. These diversification of investment limitations only apply to 75% of Series Two’s total assets.

1f. The Fund cannot deal in real estate, commodities or commodity contracts.	Series Two may invest in commodity contracts as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over Series Two.

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